UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813

Delaware	56-1574463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Douglas Drive

Sanford, North Carolina

27330-1410

(Address of principal executive offices)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 20, 2005, The Pantry, Inc. (the “Company”) partially settled that certain Confirmation of Forward Stock Sale Transaction (the “Forward Sale Agreement”) dated October 13, 2004 entered into by and between the Company and Merrill Lynch International, as forward purchaser (“MLI”) by issuing and delivering 1,078,697 shares of its common stock, par value $.01 per share (the “Shares”). In connection with the partial settlement, the Company expects to receive $23,750,319 in proceeds from MLI. The remaining 421,303 shares subject to the Forward Sale Agreement may be issued and delivered by the Company in settlement of the Forward Sale Agreement by means of physical stock, cash, or net settlement and must be settled no later than twelve months following the effective date of the Forward Sale Agreement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Document
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: April 20, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.